UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

ECOLAB INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	41-0231510 (IRS Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota (Address of principal executive offices)	55102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
2.625% Euro Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-201445

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder are “2.625% Euro Notes due 2025.”  For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” and under the heading “Description of Debt Securities,” respectively, in the prospectus supplement that the registrant filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, dated July 1, 2015, and the prospectus dated January 12, 2015, contained in the registrant’s effective registration statement on Form S-3 (Registration No. 333-201445), which registration statement was filed with the Commission on January 12, 2015, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1

Indenture, dated as of January 12, 2015, between the Company and Wells Fargo Bank, National Association — incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 15, 2015.

Exhibit 4.2

Second Supplemental Indenture, dated as of July 8, 2015, by and among the Company, Wells Fargo Bank, National Association, Elavon Financial Services Limited, UK Branch, as paying agent, and Elavon Financial Services Limited, as transfer agent and registrar — incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on July 8, 2015.

Exhibit 4.3	Form of 2.625% Euro Notes due 2025 (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: July 8, 2015

	By:	/s/ DAVID F. DUVICK
Name: David F. Duvick
Title: Assistant Secretary